Exhibit 5.1

December 21, 2021

Petróleo Brasileiro S.A. – Petrobras

Avenida República do Chile, 65

20031-912 Rio de Janeiro—RJ

Brazil

Petrobras Global Finance B.V.

Weena 762, 9th floor, Room A

3014 DA Rotterdam

The Netherlands

Ladies and Gentlemen:

I am the General Counsel of Petróleo Brasileiro S.A. — Petrobras (“Petrobras”), a Brazilian corporation (sociedade de economia mista) organized and existing under the laws of the Federative Republic of Brazil (“Brazil”). This opinion is being furnished to you in connection with the preparation and filing by Petrobras and its wholly-owned subsidiary, Petrobras Global Finance B.V., a company incorporated with limited liability under the laws of The Netherlands (“PGF”), under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) with respect to (i) debt securities of Petrobras, including debt securities that may be convertible into Petrobras common and preferred shares (the “Petrobras Debt Securities”), (ii) debt securities of PGF (the “PGF Debt Securities”) accompanied by guaranties of Petrobras (the “Guaranties”), (iii) preferred shares of Petrobras, including preferred shares that may be represented by American Depositary Shares (collectively, the “Preferred Shares”), in one or more series, (iv) common shares of Petrobras, including common shares that may be represented by American Depositary Shares (collectively, the “Common Shares”), (v) warrants to purchase Petrobras Debt Securities, Preferred Shares or Common Shares (the “Petrobras Warrants”), (vi) warrants to purchase PGF Debt Securities accompanied by Guaranties (the “PGF Warrants”) and (vii) securities mandatorily convertible into Preferred Shares or Common Shares (the “Mandatory Convertible Securities,” and together with the Petrobras Debt Securities, the PGF Debt Securities, the Guaranties, the Preferred Shares, the Common Shares, the Petrobras Warrants and the PGF Warrants, the “Securities”) to be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at offering prices to be determined from time to time.

For the purpose of rendering this opinion, I have examined the originals or copies certified to my satisfaction of the following documents:

(i)	the Registration Statement filed with the SEC as of the date hereof;

(ii)	the indenture, dated as of August 28, 2018, between Petrobras, as issuer, and The Bank of New York Mellon, as trustee (the “Petrobras Indenture”), attached as an exhibit to the Registration Statement, and pursuant to which Petrobras Debt Securities may be issued;

(iii)	the indenture, dated as of August 28, 2018, between PGF, as issuer, and The Bank of New York Mellon, as trustee (the “PGF Indenture”), attached as an exhibit to the Registration Statement, and pursuant to which PGF Debt Securities may be issued; and

(iv)	the By-laws (Estatuto Social) of Petrobras, as in effect on the date hereof.

In addition, I have made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of such documents and such other instruments and other certificates of public officials, officers and representatives of Petrobras, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In such examinations, I have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures that purport to have been made in a corporate, governmental, fiduciary or other capacity, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents represented to me to be originals, the conformity to original documents of all copies of documents submitted to me and the truthfulness of all certificates of public officials and corporate officers.

In rendering the opinions expressed below, I have assumed: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Securities will conform to the forms thereof contained in the applicable indenture or warrant agreement, as the case may be, and the terms of any Petrobras Warrants or PGF Warrants and, as applicable, the accompanying Guaranties, will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon Petrobras or PGF, as the case may be, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Petrobras or PGF, as applicable, (iv) the Securities and, as applicable, the accompanying Guaranties will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) Petrobras or PGF, as applicable, will authorize the offering and issuance of the Securities and, as applicable, the accompanying Guaranties and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable warrant agreement or guaranty, as the case may be, and will take any other appropriate additional corporate action, (vi) certificates, if required, representing the Securities and, as applicable, the accompanying Guaranties, will be duly executed and delivered and, to the extent required by the applicable indenture or warrant agreement, duly authenticated and countersigned; and (vii) any Securities issuable upon conversion, exchange or exercise of any other Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

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Furthermore, I have assumed (i) the due organization and valid existence of all parties to the Petrobras Indenture (other than Petrobras) and the PGF Indenture under the laws of the countries of their respective incorporation; (ii) the due authorization, execution and delivery by all parties to the Petrobras Indenture (other than Petrobras) and the PGF Indenture ; (iii) that the performance thereof is within the capacity and powers of all such parties; and (iv) the validity and enforceability of the Petrobras Indenture, the PGF Indenture and the Securities in accordance with their terms under the laws of the State of New York, by which they are expressed to be governed.

Also, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed (ii) that the Petrobras and PGF Debt Securities and Guaranties will conform to the forms I have reviewed and (iii) that the Petrobras and PGF Warrants will be in substantially the form described in the Registration Statement.

I am qualified to practice law solely in Brazil and express no opinion as to any laws other than the laws of Brazil as in effect on the date hereof, and I have assumed that there is nothing in any other law that affects my opinion. In particular, I have made no independent investigation of the laws of the State of New York or the laws of The Netherlands as a basis for the opinions stated herein, and I do not express or imply any opinion on such laws. The opinions stated below are provided based on Brazilian laws, rules and regulations and on Petrobras’s By-laws, in each case as in effect on the date hereof, and I assume that there will be no change in Brazilian laws, rules or regulations (or the interpretation thereof) nor amendments to Petrobras’s By-laws that may affect in any way the opinions stated herein.

Based upon the foregoing, and subject to the assumptions and qualifications herein contained, I am of the opinion that:

1.            Petrobras has been duly incorporated and is validly existing as a sociedade de economia mista (partially state-owned enterprise) under the laws of Brazil.

2.            In the event that, in connection with the issuance, offer and sale of the Common Shares, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate and shareholder actions are taken by Petrobras and its shareholders, including actions taken by the General Shareholders Meeting, the Board of Directors (Conselho de Administração), the Board of Executive Officers (Diretoria) and the Fiscal Council (Conselho Fiscal) of Petrobras or a combination of such bodies, (iii) a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale of the Common Shares is duly authorized, executed and delivered by all parties thereto, including Petrobras, and (iv) the Common Shares are sold and delivered to, and fully paid for by, the purchasers at a price specified in, and in accordance with the terms of, such definitive underwriting, purchase or similar agreement, then the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

3.            In the event that, in connection with the issuance, offer and sale of the shares of any series of Preferred Shares, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate and shareholder actions are taken by Petrobras and its shareholders, including actions taken by the General Shareholders Meeting, the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, (iii) a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale of the Preferred Shares is duly authorized, executed and delivered by all parties thereto, including Petrobras, and (iv) the Preferred Shares are sold and delivered to, and fully paid for by, the purchasers at a price specified in, and in accordance with the terms of, such definitive underwriting, purchase or similar agreement, then the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

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4.            In the event that, in connection with the issuance, offer and sale of Petrobras Debt Securities to be issued under the Petrobras Indenture and the performance of Petrobras’ obligations thereunder, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate actions are taken by Petrobras, including actions taken by the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, (iii) a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale of the Petrobras Debt Securities is duly authorized, executed and delivered by all parties thereto, including Petrobras, (iv) the Petrobras Debt Securities are duly executed and delivered by Petrobras and, to the extent required by the Petrobras Indenture, duly authenticated and countersigned, and (v) the Petrobras Debt Securities are sold and delivered to, and fully paid for by, the purchasers at a price specified in, and in accordance with the terms of, such definitive underwriting, purchase or similar agreement, then the Petrobras Debt Securities will constitute valid, binding and enforceable obligations of Petrobras.

5.            In the event that, in connection with the issuance and terms of the Guaranties and the performance of Petrobras’s obligations thereunder, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate actions are taken by Petrobras, including actions taken by the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, (iii) a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale of the PGF Debt Securities or PGF Warrants to which such Guaranties relate is duly authorized, executed and delivered by all parties thereto, (iv) the Guaranties are duly executed and delivered by Petrobras, and (v) such PGF Debt Securities or PGF Warrants are duly authorized, executed and delivered by PGF and, to the extent required by the PGF Indenture, authenticated and countersigned and are sold and delivered to, and fully paid for by, the underwriting, purchase or similar agreement, then the Guaranties will constitute valid, binding and enforceable obligations of Petrobras.

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6.            In the event that, in connection with the issuance, offer and sale of the Petrobras Warrants and the performance of Petrobras’s obligations thereunder, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate and shareholder actions are taken by Petrobras and its shareholders, including actions taken by the General Shareholders Meeting, the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, (iii) the warrant agreement or agreements setting forth the terms of the Petrobras Warrants and a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale thereof are duly executed and delivered by Petrobras and duly authorized, executed and delivered by all other parties thereto, (iv) to the extent required pursuant to any such warrant agreement, the Petrobras Warrants are duly countersigned, and (v) the Petrobras Warrants are sold and delivered to, and fully paid for by, the purchasers at a price and in accordance with the terms of an agreement or agreements duly authorized, executed and delivered by the parties thereto, then the Petrobras Warrants will constitute valid, binding and enforceable obligations of Petrobras.

7.            In the event that, in connection with the issuance, offer and sale of the Mandatory Convertible Securities and the performance of Petrobras’s obligations thereunder, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate and shareholder actions are taken by Petrobras and its shareholders, including actions taken by the General Shareholders Meeting, the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, (iii) an agreement setting forth the terms of the Mandatory Convertible Securities and a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale thereof are duly executed and delivered by Petrobras and duly authorized, executed and delivered by all other parties thereto, and (iv) the Mandatory Convertible Securities are sold and delivered to, and fully paid for by, the purchasers at a price specified in, and in accordance with the terms of, such definitive underwriting, purchase or similar agreement, then the Mandatory Convertible Securities will constitute valid, binding and enforceable obligations of Petrobras.

8.            The opinions set forth above are, however, subject to the following qualifications:

(a)            enforcement in Brazil may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, or other similar laws relating to or limiting creditor’s rights generally;

(b)            in order to ensure the admission and enforceability of the Petrobras Indenture, the PGF Indenture or the Securities, as the case may be, before the public agencies and courts in Brazil (i) the signatures of the parties thereto signing outside Brazil must be notarized by a notary public and, where appropriate, the identity of the seal or stamp of such notary public must be apostilled by a competent authority of the state from which the document emanates according to the Hague Convention of October 5, 1961 (“Apostille Convention”), except for documents emanating from a state that is not a signatory to the Apostille Convention, which require notarization and the subsequent legalization (authentication) of the signature of such a notary by a Brazilian consulate official and (ii) the Petrobras Indenture, the PGF Indenture or the Securities, as the case may be, must be translated into Portuguese by a sworn translator, and the sworn translation must be registered with the appropriate Registry of Deeds and documents in Brazil; and

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(c)            any judgment obtained against Petrobras in a foreign court with respect to the Petrobras Indenture, the PGF Indenture or the Securities, as the case may be, will only be enforceable in the courts of Brazil if previously confirmed (homologado) by the Superior Court of Justice of Brazil (Superior Tribunal de Justiça). Such confirmation will only be given if such foreign judgment: (i) fulfils all formalities required for enforceability under the laws of the country where it was issued; (ii) is not subject to appeal in the jurisdiction in which it was issued, (iii) is accompanied by a sworn translation into Portuguese; and (iv) does not violate national sovereignty, public policy or good morals of Brazil (as provided in Section 17 of the Law of Introduction to the Rules of Brazilian Law), including in particular the rules regarding service of process.

I hereby consent to the use of my name in the prospectus constituting a part of the Registration Statement and in any amendments and prospectus supplements related thereto under the heading “Validity of Securities” as counsel for Petrobras who has passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rule and regulations of the SEC thereunder.

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is furnished by me, as general counsel of Petrobras, to you, solely for your benefit and no other person may rely upon this opinion without my prior written consent. I disclaim any obligation to update this opinion letter for events occurring or coming to my attention after the date hereof.

Very truly yours,

/s/ Taísa Oliveira Maciel

Taísa Oliveira Maciel

General Counsel
Petróleo Brasileiro S.A. — Petrobras

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